UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2016

LAZARE KAPLAN INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 972-9700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information set forth under “Results of Operations” in Item 8.01 in this Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Notification of Late Filing

On January 15, 2016, Lazare Kaplan International Inc. (the “Company”) filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2015 (“Q2 2016”).

As stated in the Form 12b-25, the Company has been unable to resolve a material uncertainty concerning (a) the collectability and recovery of certain assets, and (b) the Company’s potential obligations under certain lines of credit and a guaranty (all of which, the “Material Uncertainties”).

Accordingly, the Company is currently unable to finalize its financial statements for Q2 2016 or file its Form 10-Q for that period. Additionally, the Company remains unable to finalize its financial statements or file the corresponding (i) Form 10-K for each of its fiscal years ended May 31, 2009, 2010, 2011, 2012, 2013, 2014, or 2015, and (ii) Form 10-Q for each of its quarterly fiscal periods ended after May 31, 2009.

The Company intends to as promptly as practicable finalize and file all requisite financial and other information for the periods referenced above with the Securities and Exchange Commission, upon the earlier to occur of (a) the successful resolution of the remaining aspects of the Material Uncertainties or (b) the Company concluding (together with its Independent Public Accountants) that the remaining Material Uncertainties have been resolved to such an extent that it can finalize its financial statements.

Please refer to the Forms 8-K filed by the Company on September 1, 2009, September 16, 2009, October 21, 2009, January 15, 2010, April 14, 2010, August 31, 2010, October 15, 2010, January 14, 2011, April 14, 2011, July 6, 2011, August 30, 2011, October 18, 2011, December 29, 2011, January 18, 2012, April 16, 2012 August 30, 2012, September 7, 2012, October 16, 2012, January 15, 2013, April 15, 2013, June 20, 2013, September 6, 2013, October 16, 2013, January 15, 2014, April 15, 2014, May 20, 2014, September 2, 2014, October 16, 2014, January 15, 2015, April 15, 2015, September 1, 2015 and October 16, 2015.

Business:

Material Uncertainties:

In an effort to resolve the Material Uncertainties, the Company, among other things:

•	entered into discussions with various financial institutions related to these matters regarding resolution of the Company’s potential claims and repayment of amounts which were asserted as being owed by the Company to these institutions;

•	filed claims for indemnification under two sets of “All Risks” insurance policies, one governed by the laws of the United States of America and the other by the laws of the United Kingdom (respectively, the “U.S. Polices” and the “U.K. Policies”); and

•	pursued recovery of its assets through a series of actions, including litigation in the courts of Belgium, the United Kingdom and the United States of America.

In furtherance of the foregoing, the Company has taken the following steps and the following events have occurred.

Insurance

Effective December 2009, the Company entered into an interim payment agreement with the underwriters of the U.S. Policies (the “U.S. Underwriters”), pursuant to which the Company received a non-refundable payment of $28 million (the “Interim Payment”), and the U.S. Underwriters agreed to reimburse certain costs incurred by the Company in connection with the investigation of its claims. In addition, the U.S. Underwriters agreed to provide the Company with a coverage opinion regarding all claims made under the U.S. Policies by May 3, 2010.

On April 30, 2010 and May 3, 2010, the underwriters of the U.K. Policies (the “U.K. Underwriters”) and the U.S. Underwriters, respectively, notified the Company that they were denying coverage of the Company’s claims. The U.K. Underwriters further advised the Company that they had initiated litigation in the courts of England for a declaratory judgment confirming that the Company’s losses were not covered under the U.K. Policies. The Company answered by asserting various counter claims and asking that coverage for the Company’s claimed losses be confirmed by the court.

On May 17, 2010, the Company filed suit in the Federal District Court of New York asserting claims for, among other things, the non-payment of covered losses under the U.S. Policies, unpaid sue and labor costs and consequential damages.

On July 1, 2011, the Company and certain of its affiliates entered into a U.S. Release and Settlement Agreement with the U.S. Underwriters (the “U.S. Settlement Agreement”), and a U.K. Release and Settlement Agreement with the U.K. Underwriters (the “U.K. Settlement Agreement” and, with the U.S. Settlement Agreement, the “Release and Settlement Agreements”). Pursuant to the Release and Settlement Agreements, the Company was paid a total of $32,000,000. Furthermore, in the context of the Release and Settlement Agreements, the parties dismissed all pending litigation and executed mutual releases. The Company retained all of its rights to pursue recovery of its assets against third parties.

Settlement With Certain Financial Institutions

On October 26, 2010, the Company and its affiliates, Lazare Kaplan Japan Inc. (“LK Japan”), Lazare Kaplan Europe Inc. (“LK Europe”) and Lazare Kaplan Africa Inc. (“LK Africa” and, collectively with LK Japan and LK Europe, the “Affiliates”) entered into a Settlement Agreement (the “2010 Settlement Agreement”) with ABN AMRO Bank N.V. (“ABN”) and The Royal Bank of Scotland PLC (“RBS”).

Pursuant to the 2010 Settlement Agreement:

•	Obligations of the Company and/or its Affiliates totaling approximately $64 million were deemed by ABN and RBS to be satisfied in full. The “Obligations” consisted of:

(a)	asserted unpaid principal, interest and expenses under the Facility Letter dated as of February 27, 2009 (the “Facility Letter”) and the Amended and Restated Credit Agreement dated as of February 27, 2009 (the “ABN Credit Agreement”), each between the Company and ABN;

(b)	two guaranties, each dated February 27, 2009, pursuant to which the Affiliates guaranteed the obligations of the Company to ABN under the Facility Letter and the ABN Credit Agreement;

(c)	asserted unpaid principal, interest and expenses under the Amended and Restated Credit Facility Agreement dated as of February 28, 2009 between LK Japan and RBS (the “Japan Credit Agreement”);

(d)	a guarantee dated April 13, 2009, pursuant to which the Company guaranteed the obligations of LK Japan to RBS under the Japan Credit Agreement; and

(e)	a guaranty dated September 1, 2007 pursuant to which the Company guaranteed up to fifty percent of certain obligations of Gulfdiam DMCC, an affiliate of the Company, to ABN.

•	ABN agreed to transfer to the Company all of ABN’s legal and equitable right, title and interest in and to an aggregate of 2,151,103 shares of the Company’s common stock.

•	ABN assigned to the Company ABN’s right, title and interest under the U.K. Policies, as well as ABN’s right, title and interest to receive proceeds paid or payable under the U.K. Policies. ABN’s assignment to the Company of such right, title and interest included ABN’s right, title and interest in any amounts that the Company received with respect to any settlement reached or judgment rendered in certain lawsuits.

•	ABN and RBS each released the Company and the Affiliates from any and all of the Obligations and claims relating thereto. In return, the Company and the Affiliates each released ABN and RBS from certain claims asserted by the Company relating to the Obligations as well as other claims asserted by the Company relating to its relationship and business dealings with each of ABN and RBS.

•	The Company paid to ABN and RBS, collectively, $14 million.

Litigation with KBC Bank N.V. and Antwerp Diamond Bank N.V.

On February 19, 2008, Lazare Kaplan Belgium N.V., a subsidiary of the Company (the “Subsidiary”), and Antwerp Diamond Bank N.V. (“ADB”) entered into a Credit Confirmation Letter (the “Credit Letter”), pursuant to which ADB granted to the Subsidiary an uncommitted US$25 million credit facility (the “$25M Facility”).

On February 20, 2008, the Company and ADB entered into a Credit Confirmation Agreement (the “Credit Agreement”), pursuant to which ADB granted to the Company an unsecured, uncommitted US$45 million New York credit facility (the “$45M Facility”).

Commencing in early 2009, the Company entered into discussions with the Executive Committee and senior management of ADB concerning, among other matters, its knowledge with respect to the loss or theft of the Company’s assets and the possible obligations of ADB to the Company and the Subsidiary resulting from ADB’s actions and the actions of certain of its senior personnel.

On December 29, 2009, ADB delivered a notice to the Subsidiary, stating that under the terms of the Credit Letter, it was terminating the $25M Facility as of January 28, 2010. There were no amounts outstanding under the $25M Facility at the time of termination.

On December 30, 2009, ADB delivered a notice to the Company, stating that under the terms of the Credit Agreement, it was terminating the $45M Facility on March 1, 2010. Pursuant to such notice, ADB claimed that the balance allegedly outstanding under the $45M Facility plus accrued and unpaid interest, costs, charges and fees (including attorneys’ fees) would be due and payable on such termination date. At the time of termination approximately $43 million was alleged by ADB to be outstanding under the $45M Facility.

In early 2010 the Company contacted executive management of KBC Bank N.V. (“KBC”), the parent company of ADB, concerning the loss or theft of the assets of the Company and the Subsidiary and the Company’s understanding of the potential involvement of ADB and senior members of bank management with respect thereto.

In March 2010, ADB commenced litigation against the Company in the Antwerp Court of Commerce (the “Antwerp Civil litigation”) seeking payment of amounts alleged to be due and owing under the $45M Facility.

On February 12, 2015, the Antwerp Court of Commerce deferred scheduling hearings with respect to the Antwerp Civil Litigation, in light of an appeal filed by the Company of a prior ruling by the Antwerp Court of Commerce.

The Antwerp Court of Appeals has scheduled hearings on the appeal (referenced in the preceding paragraph) filed by the Company for September 26, 2016. Accordingly, the disposition of the Antwerp Civil Litigation is not expected until such date.

In March 2013, the Company filed two criminal proceedings in Antwerp Belgium against ADB and others alleging, among other things, fraud, embezzlement and money laundering. The decisions of the Antwerp Court of Appeals and Supreme Court of Belgium did not support the Company’s demand to investigate these allegations. The Company is reviewing its options to further pursue these allegations.

The Company denies that any amounts are due or owing to ADB under the $45M Facility and further denies that any action under the $45M Facility may be brought by ADB in the courts of Belgium.

On December 23, 2011, the Company filed suit against ADB and KBC – under the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and state law. The Company is seeking, among other things, in excess of $500 million in damages that could be trebled under RICO. The lawsuit alleges that the banks engaged in money laundering and other illegal activity that includes the theft of over $135 million from the sales of diamonds belonging to the Company and its affiliates. Both banks had offices in New York and conducted licensed banking operations in the United States. The Company filed the RICO lawsuit against ADB and KBC in an effort to resolve the remaining Material Uncertainties.

On April 6, 2012, KBC and ADB filed motions to dismiss the Company’s RICO and state law claims. On September 5, 2012, the District Court granted motions made by the banks dismissing the Company’s RICO and state law claims pursuant to the doctrine of forum non conveniens. The District Court did not address the Company’s claims against the banks, but rather ruled as a procedural matter that the lawsuit should be brought and tried in a Belgian forum.

On September 6, 2012, the Company filed a notice of appeal to the United States Court of Appeals for the Second Circuit seeking reversal of the District Court’s decision dismissing the Company’s complaint solely on forum non conveniens grounds.

On June 20, 2013, the United States Court of Appeals for the Second Circuit issued a Summary Order vacating the District Court’s decision and remanding the Company’s RICO and state law claims to the District Court for further proceedings.

On July 8, 2013, the District Court instructed the parties to engage in limited discovery relating to certain issues raised by the defendants in their prior motion to dismiss. On November 8, 2013, after hearing from all parties, the District Court substantially endorsed the Company’s request for discovery relating to the banking arrangements among the Company, ADB and KBC. The parties are currently engaged in that discovery process.

On July 31, 2015, the District Court issued an Order which, among other things, granted the Company’s request to depose certain witnesses regarding the parties operational and contractual relationship in order to help clarify which issues are actually in dispute and granted an evidentiary hearing to provide the Court with an opportunity to resolve disputed facts and make sufficient findings before the question of which forum selection clause controls is resolved.

The Company believes that the continued existence of this litigation and the remaining Material Uncertainties have a significant detrimental effect on the Company’s ability to transact business in the ordinary course. This includes, without limitation, the ability of the Company to maintain and / or expand its operations.

Results of Operations

As described above, at this time, the Company is unable to resolve the remaining Material Uncertainties. As such, the Company cannot report its results of operations for Q2 2016, except as set forth below.

The Company anticipates that its reported results of operations for Q2 2016 will reflect significant changes from the corresponding period of the last fiscal year. However, the Company, at this time, can only give a reasonable estimate of its anticipated revenue for Q2 2016, which is subject to the completion of the Company’s audits for its fiscal years ended May 31, 2009, May 31, 2010, May 31, 2011, May 31, 2012, May 31, 2013, May 31, 2014 and May 31, 2015.

Revenue:

The Company anticipates revenue for the three and six months ended November 30, 2015 of approximately $7.5 million and $15.8 million, as compared to $11.4 million and $21.6 million for the comparable prior year periods.

Net Sales:

The Company anticipates net sales for the three and six months ended November 30, 2015 of approximately $7.0 million and $15.1 million, as compared to $10.1 million and $19.8 million for the comparable prior year periods. The decrease in net sales primarily reflects a decrease in sales of branded and commercial (non-branded) polished diamonds.

Other Revenue:

Other revenue for the three and six months ended November 30, 2015 was approximately $0.5 million and $0.7 million, as compared to $1.3 million and $1.8 million for the comparable prior year periods.

Pursuant to a License Agreement, the Company granted the Gemological Institute of America (“GIA”) a license to practice certain of the Company’s patents and GIA agreed to pay the Company a per inscription royalty until July 31, 2016. The Company anticipates that the range of potential future royalty payments associated with the License Agreement will not exceed 10% of revenue.

Current uncertain economic conditions continue to impact the sectors of the diamond and jewelry industry in which the Company operates. Rough diamond prices charged by producers have generally risen ahead of polished diamond prices, placing significant pressure on diamond manufacturers, including the Company. Further, economic weakness in certain, important foreign polished diamond markets has contributed to a sense of inventory oversupply and expectations of future price decreases encouraging delays in diamond buying. In addition, the continued existence of its litigation with Antwerp Diamond Bank N.V. and KBC Bank N.V. and the inability of the Company to timely resolve the Material Uncertainties has adversely impacted the Company's ability to transact business in the ordinary course to the same extent and in the same manner as it did previously. This includes, without limitation, the ability of the Company to maintain and/or expand its operations.

Forward-Looking Statements

The information provided in this Form 8-K includes forward-looking statements, including, without limitation, statements regarding financial information, the estimated timing for the completion of the Company’s financial statements, the filing of the Company’s Form 10-Q for Q2 2016 and other annual and quarterly reports, expectations regarding the Company’s legal proceedings and the Company’s anticipated licensing revenues, and the outcome of the Company’s pending 12(j) proceeding with the Securities and Exchange Commission.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements, including developments in the marketplace for the Company’s products, competition, related products and services, general economic conditions, resolution of the Company’s Material Uncertainties, its ability to remain a public reporting company, as well as other risks and uncertainties. Accordingly, the Company cannot give assurance that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: January 15, 2016	By: /s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer